Exhibit 99.1

UBIQUITI INC. REPORTS FOURTH QUARTER FISCAL 2020 FINANCIAL RESULTS
~ Revenues of $315.5 million ~
GAAP and Non-GAAP Earnings Per Share $1.45 and $1.46

New York, NY - August 21, 2020 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced financial results for the fourth quarter and full year fiscal 2020, ended June 30, 2020.
Fourth Quarter Fiscal 2020 Summary
•Revenues of $315.5 million, increasing 10.1% year-over-year
•GAAP diluted EPS of $1.45, increasing 43.6% year-over-year
•Non-GAAP diluted EPS of $1.46, increasing 22.7% year-over-year
•Repurchased 99,165 shares of common stock at an average price of $138.25 per share
Full Fiscal 2020 Financial Summary
•Revenues of $1.3 billion, increasing 10.6% year-over-year
•GAAP diluted EPS of $5.80 increasing 28.6% year-over-year
•Non-GAAP diluted EPS of $5.91, increasing 23.9% year-over-year
•Repurchased 5,842,800 shares of common stock at an average of $119.45 per share
Additional Financial Highlights
•The Company’s Board of Directors (the “Board”) declared a $0.40 per share cash dividend payable on September 8, 2020 to shareholders of record at the close of business on August 31, 2020.
•The Company intends to pay regular quarterly cash dividends of at least $0.40 per share during each quarter of fiscal year 2020, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company’s financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.

Financial Highlights ($, in millions, except per share data) (unaudited)

Income statement highlights	F4Q20	F3Q20	F4Q19
Revenues	315.5	337.4	286.6
Service Provider Technology	121.9	106.4	100.9
Enterprise Technology	193.6	231.0	185.7
Gross profit	152.1	159.6	132.9
Gross Profit (%)	48.2%	47.3%	46.4%
Total Operating Expenses	34.0	32.3	32.1
Income from Operations	118.1	127.3	100.8
GAAP Net Income	92.6	103.7	70.9
GAAP EPS (diluted)	1.45	1.60	1.01
Non-GAAP Net Income	93.2	104.3	83.6
Non-GAAP EPS (diluted)	1.46	1.61	1.19

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2020	2019	2020 (1)	2019 (1)
Service Provider Technology	$121,942	$100,932	$442,023	$428,490
Enterprise Technology	193,580	185,709	842,477	733,243
Total revenues	$315,522	$286,641	$1,284,500	$1,161,733

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2020	2019	2020 (1)	2019 (1)
North America	$160,067	$147,477	$571,901	$497,218
Europe, the Middle East and Africa	111,248	92,348	517,132	477,332
Asia Pacific	23,369	26,152	112,121	108,460
South America	20,838	20,664	83,346	78,723
Total revenues	$315,522	$286,641	$1,284,500	$1,161,733
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2020 and 2019, respectively.

Income Statement Items
Revenues
Revenues for the fourth quarter fiscal 2020 were $315.5 million, representing an increase from the comparable prior year period of 10.1% and a decrease from the prior quarter of 6.5%. On a full year basis, revenues for fiscal 2020 were $1.3 billion, representing a 10.6% increase as compared to full year fiscal 2019. The fiscal fourth quarter sequential decrease in revenue was primarily due to distributor ordering patterns related to our Enterprise Technology products.
Gross Margins
Fourth quarter fiscal 2020 gross profit was $152.1 million. GAAP gross margin of 48.2% increased 1.8% versus the comparable prior-year period of 46.4% and increased 0.9% versus the prior quarter of 47.3%. On a full year basis, fiscal 2020 GAAP gross profit was $608.2 million. Fiscal 2020 GAAP gross margin of 47.3% increased 1.0% versus the comparable prior year period GAAP gross margin of 46.3%. The increase in GAAP gross margin for the fourth quarter fiscal 2020 as compared to comparable prior year period, the fourth quarter fiscal 2020 as compared to the prior quarter and full fiscal 2020 versus full fiscal 2019, were each primarily driven by favorable changes in product mix, partially offset by higher tariff-related costs and expedited shipping costs.
Research and Development
During the fourth quarter fiscal 2020, research and development (“R&D”) expenses were $23.4 million. This reflects an increase as compared to the R&D expenses of $22.5 million in the comparable prior year period and R&D expenses of $21.7 million in the prior quarter. On a full year basis, fiscal 2020 R&D expenses were $89.4 million, reflecting an increase versus fiscal 2019 R&D expense of $82.1 million. The increase in R&D expense for the fourth quarter fiscal 2020 as compared to the comparable prior year period was primarily driven by higher employee-related expenses, partially offset by lower development activities. The increase in R&D expense for the fourth quarter fiscal 2020 as compared to the prior quarter and full fiscal 2020 versus full fiscal 2019, were both primarily driven by higher employee-related expenses and other development activities.
Sales, General and Administrative
The Company’s sales, general and administrative (“SG&A”) expenses for the fourth quarter fiscal 2020 were $10.5 million. This reflects an increase as compared to the SG&A expenses of $9.5 million in the comparable prior year period and a slight decrease as compared to the SG&A expenses of $10.6 million in the prior quarter. On a full year basis, fiscal 2020 SG&A expense was $40.6 million, reflecting a decrease as compared to the SG&A expense of $43.2 million for fiscal 2019. The increase in SG&A costs as compared to the comparable prior year period was primarily related to higher depreciation expense and higher professional and service fees offset, in part, by lower employee-related costs. The decrease in SG&A costs as compared to the prior quarter is primarily driven by lower marketing expenses and lower employee-related costs offset, in part, by higher depreciation expense and higher professional fees and service fees. The decrease in fiscal 2020 SG&A expenses as compared to fiscal 2019 was primarily due to lower professional fees and employee-related costs offset, in part, by higher marketing expenses, increased service fees and higher depreciation expense.

Net Income and Earnings Per Share
During the fourth quarter fiscal 2020, GAAP net income was $92.6 million and non-GAAP net income was $93.2 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 30.6% and 11.4% respectively, primarily driven by an increase in revenue and higher gross margin.
During the fourth quarter fiscal 2020 GAAP earnings per diluted share was $1.45 and non-GAAP earnings per diluted share was $1.46. This reflects a 43.6% increase in GAAP earnings per share and a 22.7% increase in non-GAAP diluted earnings per share from the comparable prior-year period. Both GAAP and non-GAAP earnings per share benefited from higher net income and a reduction in GAAP and non-GAAP diluted shares outstanding.
COVID-19
In the fourth quarter of fiscal year 2020, we continued to experience a disruption in our supply chain as a result of the COVID-19 pandemic. This disruption impacted our suppliers' ability to manufacture or provide key components and services and we have incurred, and we continue to incur, additional costs to expedite deliveries of components and services. While our ability to procure components and services has improved during the quarter, the disruptions in our supply chain have not been fully remediated and the effects, if any, of the COVID-19 pandemic may not be fully reflected in the Company's financial results until future periods.
About Ubiquiti Inc.
Ubiquiti Inc. is focused on democratizing network technology on a global scale — aggregate shipments over 108 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph. 1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19 and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2020, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, http://ir.ui.com.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2020	2019	2020 (1)	2019 (1)
Revenues	$315,522	$286,641	$1,284,500	$1,161,733
Cost of revenues	163,462	153,704	676,328	624,129
Gross profit	$152,060	$132,937	$608,172	$537,604
Operating expenses:
Research and development	23,440	22,530	89,405	82,070
Sales, general and administrative	10,516	9,522	40,569	43,237
Litigation settlement	—	—	—	18,000
Total operating expenses	33,956	32,052	129,974	143,307
Income from operations	118,104	100,885	478,198	394,297
Interest expense and other, net	(4,646)	(3,622)	(28,002)	(12,808)
Income before income taxes	113,458	97,263	450,196	381,489
Provision for income taxes	20,840	26,368	69,899	58,795
Net income	$92,618	$70,895	$380,297	$322,694
Net income per share of common stock:
Basic	$1.45	$1.01	$5.81	$4.52
Diluted	$1.45	$1.01	$5.80	$4.51
Weighted average shares used in computing net income per share of common stock:
Basic	63,689	70,169	65,427	71,435
Diluted	63,756	70,282	65,514	71,602

Other comprehensive income:
Unrealized gains on available-for-sale securities	31	216	(384)	393.00
Comprehensive income	$92,649	$71,111	$379,913	$323,087
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2020 and 2019, respectively.

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended				Years Ended June 30,
	June 30, 2020	March 31, 2020	June 30, 2019		2020	2019
Net Income	$92,618	$103,722	$70,895		$380,297	$322,694
Stock-based compensation:
Cost of revenues	27	29	27		121	347
Research and development	515	499	526		2,022	2,045
Sales, general and administrative	202	197	31		745	498
Tax Regulation changes	—	—	12,264	(1)	—	—
Tax Reform	—	—	—		—	2,765
Litigation settlement	—	—	—		—	18,000
Impairment of cost-based investment	—	—	—		5,000	—
Tax effect of Non-GAAP adjustments	(176)	(170)	(126)		(679)	(4,685)
Non-GAAP net income	$93,186	$104,277	$83,617		$387,506	$341,664
Non-GAAP diluted EPS	$1.46	$1.61	$1.19		$5.91	$4.77
Weighted-average shares used in Non-GAAP diluted EPS	63,756	64,699	70,282		65,514	71,602
(1) The $12.3 million non-GAAP adjustment in the fourth quarter fiscal 2019 was related to Tax Regulation changes that represented our estimate of the impact of Treasury Decision 9866 (the “Final GILTI Regulations” on our earnings during the first nine months of fiscal 2019. This fourth quarter adjustment is not included in the full year fiscal 2019 non-GAAP results because the fiscal 2019 results properly reflect the full year impact of the Final GILTI Regulations.
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, Tax Regulation changes, Tax Reform, Litigation settlement, impairment of cost-based investment and the tax effects of these non-GAAP adjustments.
Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.
About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:
• Stock-based compensation expense
• Tax Regulations and Tax Reform
• Litigation settlement
• Impairment of cost-based investment
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740
These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.
For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

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